Exhibit 99.1

FOR IMMEDIATE RELEASE

RCS Capital Corporation Provides Update on

Ongoing Initiatives to Transform to Cetera-Only Independent Retail Business

As Previously Announced, the Company has

Commenced “Pre-packaged” Chapter 11 Filings Aimed at Successfully Concluding its Restructuring Process

NEW YORK, March 26, 2016 – RCS Capital Corporation (“RCS Capital” or the “Company”) announced today that, as part of its previously announced plan to transform to a Cetera-only independent retail business, certain of the Company’s holding companies of the Company’s broker-dealers, as well as certain other guarantors of the Company’s First and Second Lien debt, have filed a pre-packaged plan of reorganization under Chapter 11 with the United States Bankruptcy Court for the District of Delaware. This significant milestone is expected to be the final Chapter 11 filing needed to successfully conclude the Company’s restructuring process.

Key highlights of this filing process:

•	the filing excludes Cetera’s broker-dealers and registered investment advisors; as disclosed previously, these entities will NOT be included in these Chapter 11 filings;

•	the broker-dealer holding companies that serve as guarantors of the RCS Capital debt will utilize a “pre-packaged” plan of reorganization to extinguish their guarantees associated with the First and Second Lien debt;

•	only these First and Second Lien secured guarantees will be impaired; all other liabilities of the entities in this filing will be unaffected and “ride through” the proceeding;

•	the pre-packaged plan has been accepted by holders of 78.7% of the outstanding First Lien debt, and 90.3% of the Second Lien debt, satisfying the requisite thresholds for confirmation under Chapter 11;

•	Cetera payroll and benefits, vendor payables and all other liabilities at these entities, including the deferred compensation plans, will continue as is and will not be impaired or modified.

The Company believes that the pre-packaged plan meets all of the requirements for confirmation under Chapter 11 and, subject to bankruptcy court approval, the restructuring process will be completed in May of 2016. The Company noted that, upon such completion, Cetera Financial Group will operate as a wholly-owned, privately-held business of RCS Capital, which will be owned by a group of institutional investors experienced in the financial services industry.

As previously announced, and as an integral part of the balance sheet restructuring, a group of the existing lenders have fully committed to invest $150 million in new capital which the Company and the Cetera senior leadership team intend to deploy to make continued significant investments in technology, advisor growth and service enhancements in what is already an industry-leading platform for the financial advisors and financial institutions that Cetera supports.

The reorganization plan includes a retention program for eligible Cetera Financial Group-affiliated advisors in the new company. The secured lenders have also agreed that the reorganization will not affect the current advisor deferred compensation arrangements.

David Orlofsky, Chief Financial Officer and Chief Restructuring Officer of RCS Capital and Senior Managing Director of Zolfo Cooper, the Company’s restructuring advisory firm, said, “We believe this is one of the last major steps needed to position Cetera Financial Group for long-term success and continued industry leadership. We’re pleased by the progress we are making towards successfully concluding the restructuring process on a highly expedited basis, and we congratulate the seasoned and disciplined senior management of Cetera Financial Group on their remarkable leadership throughout this period. We are confident that the Cetera business is extremely well positioned to create value for its advisors, institutions, employees and future owners going forward.”

R. Lawrence “Larry” Roth, Chief Executive Officer of Cetera, commented, “We are excited about this important step forward, which puts us in the home stretch to complete our transformation into a Cetera-only organization that is independent, well-capitalized and privately owned. This will truly be a fresh start for Cetera that will include significant additional capital for us to continue investing in industry-leading tools and resources for the financial advisors and financial institutions we support. We’re grateful to our advisors and institutions who have remained extremely loyal throughout this process, which validates the strong value proposition of Cetera. We are all committed to the future of Cetera, and we know that the best is yet to come for our organization.”

Saul Burian, Managing Director, Houlihan Lokey, advisor to the first lien lenders, remarked, “This pre-packaged filing is a major milestone towards the completion of an expeditious restructuring that enables Cetera to thrive as an independent private company. The first and second lien holders represent top-tier institutional investors who recognize the industry leadership of Cetera. They are excited by the incredible loyalty demonstrated by Cetera’s advisors and institutions since the start of this process, and are enthusiastic about partnering with Cetera’s talented management team to create a new chapter of success for the company.”

The restructuring and new investment is subject to regulatory, court and other approvals, and is expected to be completed in May of 2016.

About RCS Capital

RCS Capital Corporation is the holding company of Cetera Financial Group. Additional information about RCS Capital can be found on its website at www.rcscapital.com.

About Cetera Financial Group

Cetera Financial Group is a leading network of independent retail broker-dealers empowering the delivery of objective financial advice to investors across the country through trusted financial advisors and financial institutions. The network is comprised of ten firms - four legacy Cetera-branded firms (Cetera Advisors, Cetera Advisor Networks, Cetera Investment Services, marketed as Cetera Financial Institutions, and Cetera Financial Specialists) along with First Allied Securities, Investors Capital Corporation, Legend Equities Corporation, Summit Brokerage, VSR Financial Services and Girard Securities.

Cetera Financial Group is the second largest independent financial advisor network in the nation by number of advisors, as well as a leading provider of retail services to the investment programs of banks and credit unions. Cetera Financial Group delivers award-winning wealth management and advisory platforms, comprehensive broker-dealer and registered investment adviser services, and innovative technology to over 9,000 independent financial professionals and over 500 financial institutions nationwide. Through its distinct firms, Cetera Financial Group offers the benefits of a large, established broker-dealer and registered investment adviser, while serving independent and institutions-based financial advisors in a way that is customized to their needs and aspirations. Cetera Financial Group is committed to helping advisors grow their businesses and strengthen their relationships with clients. For more information, visit www.ceterafinancialgroup.com.

Important Notice

The statements in this press release include statements regarding the intent, belief or current expectations of RCS Capital, Cetera Financial Group and members of their respective management teams, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” “look forward” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements due to certain factors, including the ability to consummate the proposed plan of reorganization. Additional factors that may affect future results are contained in RCS Capital’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. Further, forward-looking statements speak only as of the date they are made, and neither RCS Capital nor Cetera Financial Group undertakes any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

RCS Media & Investor Inquiries:	Cetera Financial Group Media Inquiries:
Mason L. Allen	Joseph Kuo / Matthew Griffes
General Counsel, RCS Capital Corporation	Haven Tower Group LLC
mallen@rcscapitalco.com	jkuo@haventower.com or mgriffes@haventower.com
(646) 861 7717	(424) 652 6520 ext 101 or ext 103

3